As filed with the Securities and Exchange Commission on March 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMTECH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Arizona	86-0411215
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

58 South River Drive Suite 370, Tempe, Arizona	85288
(Address of principal executive offices)	(Zip Code)

Amtech Systems, Inc. 2022 Equity Incentive Plan, as amended

(Full title of the plan)

Wade M. Jenke

Chief Financial Officer

58 South River Drive, Suite 370

Tempe, Arizona

85281

(480) 967-5146

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Gregory R. Hall

DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016-4232

Tel: (480) 606-5116

Fax: (480) 606-5516

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO

GENERAL INSTRUCTION E OF FORM S-8

EXPLANITORY NOTE

Pursuant to General Instruction E of Form S-8, Amtech Systems, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering 1,000,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”) under the Registrant’s 2022 Equity Incentive Plan (the “Incentive Plan”), pursuant to an amendment of the Incentive Plan. First Amendment to the Incentive Plan (attached hereto as Exhibit 99.2), which increased the number of shares of common stock available for issuance under the Incentive Plan by 1,000,000 shares from 1,000,000 shares to 2,000,000 shares, was approved by the board of directors of the Registrant on January 13, 2025, and by the shareholders at the Registrant’s Annual Meeting held on March 5, 2025. In accordance with the instructional note to Part I of S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its Common Stock for issuance under the Incentive Plan on a Registration Statement on Form S-8 filed with the SEC on March 25, 2022 (File No. 333-263875) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on December 12, 2024, which incorporates by reference certain portions of the Registrant’s Definitive Proxy Statement for its 2025 Annual Meeting of Shareholders filed on January 24, 2025, as supplemented by that certain Supplement No. 1 to Proxy Statement Relating to the 2025 Annual Meeting of Shareholders filed on February 24, 2025;

(b)
The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with the SEC on February 5, 2025;

(c)
The Registrant’s Current Reports on Form 8-K filed with the SEC on December 9, 2024, January 23, 2025; February 5, 2025, and March 7, 2025; and

(d)
The description of the Registrant’s securities contained in the Registration Statement on Form 8‑A, filed with the SEC on December 15, 1994, including any amendments or reports filed for the purpose of updating such description (p).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit No.	Exhibit Description

4.1

Amended and Restated Articles of Incorporation, as amended through February 6, 2012 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2011, filed with the SEC on February 9, 2012).

4.2

Amended and Restated Bylaws of Amtech Systems, Inc., dated as of September 23, 2020 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 15, 2020).

4.3	First Amendment to Amended and Restated and Restated Bylaws (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 19, 2021).

5.1*	Legal Opinion of DLA Piper LLP (US).

23.1*	Consent of KPMG LLP

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1	Amtech Systems, Inc. 2022 Equity Incentive Plan (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form S-8, filed with the SEC on March 25, 2022.)
99.2*	First Amendment to the Amtech Systems, Inc. 2022 Equity Incentive Plan

107*	Filing Fee Table

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on March 19, 2025.

AMTECH SYSTEMS, INC.

/s/ Wade M. Jenke
Wade M. Jenke
Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wade M. Jenke, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed
/s/ Robert C. Daigle Robert C. Daigle	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	March 19, 2025
/s/ Wade M. Jenke Wade M. Jenke	Director, Vice President, and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 19, 2025
/s/ Robert M. Averick Robert M. Averick	Director	March 19, 2025
//s/ Michael Garnreiter Michael Garnreiter	Director	March 19, 2025
/s/ Asif Y. Jakwani Asif Y. Jakwani	Director	March 19, 2025
/s/ Michael M. Ludwig Michael M. Ludwig	Director	March 19, 2025